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                                   FORM 8-K


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC   20549



                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


DATE OF REPORT (Date of earliest event reported):   November 21, 1996


                     CANTERBURY CORPORATE SERVICES, INC.
            (Exact name of registrant as specified in its charter)



     Pennsylvania                  0-1558                23-2170505
(State or other juris-          (Commission             (IRS Employer
diction of incorporation)        File Number)         Identification No.)



                              1600 Medford Plaza
                           Route 70 & Hartford Road
                          Medford, New Jersey 08055
                   (Address of Principal Executive Offices)

                Registrant's telephone number:  (609) 953-0044


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                                  FORM 8-K

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

          Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

          Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          Not applicable.

ITEM 5.   OTHER EVENTS

                 On November 21, 1996, the Registrant settled its lawsuit against Edward and Ann Koenig, the previous owners of its Landscape Maintenance
Services, Inc. subsidiary.   The terms of the settlement include the following:

          1. Edward Koenig will return 150,000 shares of Canterbury Corporate Services, Inc. Common Stock.

          2. The completion of he transfer of a building and real estate located in Bedminster, New Jersey with a book value of $700,000.

          3. Canterbury Corporate Services, Inc. will receive a credit of $50,000 towards the residual buyouts in its lease obligations.

          4. Cancellation of the Consulting Agreement with Edward Koenig which would have cost Canterbury Corporate Services, Inc. in excess of $300,000.

          5. Canterbury Corporate Services, Inc. is responsible for the payment of up to $117,000 towards the settlement of claims being made by Travelers Insurance Company.

          6.   Canterbury Corporate Services, Inc. will pay a management fee to

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Edward Koenig of an aggregate of $100,000 solely out of the profits of the
Bedminster property.

          All other damage and recision claims by all parties have been dropped.

ITEM 6.   RESIGNATION OF REGISTRANT'S DIRECTORS

          Not applicable.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          None.



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under-signed hereunto duly authorized.



                                   CANTERBURY CORPORATE SERVICES, INC.


                                   BY:  /s/Stanton M. Pikus
                                        ------------------------------
                                        STANTON M. PIKUS, President





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